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EXHIBIT 99.1

Steinway Reports Q2 Results
Operating Income Doubles

WALTHAM, MA—August 2, 2012—Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and six months ended June 30, 2012.

Second Quarter Results Compared to Prior Year Period

•
Sales of $85.7 million, down $3.2 million, or 3.6%

•
Gross profit of $27.4 million, up 3.4%

•
Gross margin increased to 31.9% from 29.8%

•
Income from operations of $6.0 million, up $3.1 million

•
Adjusted EBITDA of $7.1 million

•
Earnings per share of $0.19, up $0.28 per share

YTD Results

•
Sales of $163.7 million, up 1%

•
Gross profit of $50.5 million, up 3.4%

•
Gross margin increased to 30.9% from 30.2%

•
Income from operations of $8.1 million, up 23.5%

•
Adjusted EBITDA of $11.1 million

•
Earnings per share of $0.24, up $0.28 per share

Non-GAAP Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•
Cash of $40.5 million

•
Borrowing availability of over $105 million

•
Inventory reduced $13.8 million, or 9%, from June 2011

Commenting on the second quarter, CEO Michael Sweeney said, "We are pleased with our overall results. We saw substantial improvements in our manufacturing operations worldwide, leading to increased gross margins. Higher gross profit, along with tight control over operating expenses and lower interest expense, resulted in a substantial increase in net income for the quarter."

Piano Operations

Sales in Europe decreased $3.6 million from the second quarter of 2011, including a $1.6 million negative impact of currency translation. European shipments of Steinway grand pianos decreased 11%. This decline in Steinway grand shipments was impacted by a shift in quarterly order patterns compared to the prior year. On a year-to-date basis, shipments of Steinway grand pianos increased 4%.

Sales in the Asia-Pacific region increased $0.3 million over the prior year period, despite a $0.2 million negative impact of currency translation. Unit shipments of Steinway grand pianos in these markets increased 3%. The Company's operation in China posted a 17% increase in sales led by higher shipments of Steinway grands. Sales in the Americas decreased $0.5 million from the prior year period as unit shipments of Steinway grand pianos declined 3%.

Worldwide piano gross margins increased 200 basis points over the prior year period. Additional higher margin retail sales and factory efficiencies at our Hamburg facility contributed to the increase.

Band Operations

Revenues for the second quarter improved $0.6 million led by a $1.2 million increase in sales to the Asia-Pacific region. Increased unit shipments of brass and woodwind instruments and accessories mitigated the impact of lower percussion shipments. Fulfillment of back-to-school orders for student trumpets and trombones, which carry a lower average price, resulted in an unfavorable sales mix as compared to the first quarter of 2012.

Gross margins for the quarter increased 300 basis points over the prior year period. The Company was able to offset material and overhead cost increases with improved plant efficiencies primarily as a result of higher production levels of band instruments. At the Company's Eastlake brass facility, production increased 35% over the first quarter of 2012.

Operating Expenses

Operating expenses for the second quarter decreased $2.2 million from the prior year period. In the second quarter of 2011, as a result of the transition to full public ownership, the Company incurred $2.7 million in non-cash charges for additional stock-based compensation and $0.6 million in legal and consulting fees associated with that transaction. In the second quarter of 2012, operating expenses included $2.0 million in legal and consulting fees associated with the Company's ongoing evaluation of strategic alternatives. Excluding these transaction-related charges from each period, operating expenses were down 4.3%. Lower employee-related expenses and favorable currency translation more than offset the additional sales and marketing expenses resulting from new company-operated piano showrooms.

Outlook

Discussing management's outlook for its band segment, Mr. Sweeney said, "Compared to last year, orders for the selling season are up 5%. The substantial progress we made increasing production levels should allow us to reduce our open order backlog of Eastlake product in the third quarter, contributing to higher sales. We also expect gross margins to continue to outpace the prior year period."

Looking at the piano business, Mr. Sweeney said, "Europe had a softer quarter than expected, due in part to lower sales in the U.K. However, our factory in Hamburg is reporting strong order flow, with promise dates on some models into the fourth quarter of the year. In the Americas, we have some institutional orders shipping in the second half of the year that should bolster our business and we expect continued favorable results in our growth markets such as China. We expect overall piano revenues and gross margins for 2012 to exceed the prior year."

Segment Information

Piano Segment

Second Quarter Results Compared to Prior Year Period

•
Sales of $50.4 million, down 7%

•
Steinway grand piano units down 4.4%

•
Boston and Essex piano unit decrease of 13.6%

•
Gross margin increased to 36.2% from 34.2%

YTD Results

•
Sales of $94.5 million, down 3.3%

•
Steinway grand piano unit decrease of 2.7%

•
Boston and Essex piano unit decrease of 9.6%

•
Gross margin increased to 35.4% from 34.5%

Band Segment

Second Quarter Results Compared to Prior Year Period

•
Sales of $35.3 million, up 1.6%

•
Brass and woodwind units up 1.1%

•
Gross margin increased to 25.8% from 22.8%

YTD Results

•
Sales of $69.2 million, up 7.9%

•
Brass and woodwind units up 1.4%

•
Gross margin increased to 24.7% from 23.5%

Conference Call

Management will be discussing the Company's second quarter results as well as its outlook for the remainder of 2012 on a conference call today beginning at 5:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company's website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company's website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company's core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company's ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

There are limitations in the use of Adjusted EBITDA because the Company's actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company also uses the non-GAAP measurement "total debt net of cash," which it defines as short-term debt plus long-term debt less cash. The Company believes this non-GAAP measure is useful as a measure of the Company's ability to repay all debt. Many investors use this measure in making investment decisions as it gives them an idea of a company's financial health and its level of leverage compared to liquid assets.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This release contains "forward-looking statements" which represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to maximize return on NY real estate; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

 STEINWAY MUSICAL INSTRUMENTS, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net sales	$85,704	$88,941	$163,657	$161,872
Cost of sales	58,339	62,466	113,145	113,000

Gross profit	27,365	26,475	50,512	48,872
	31.9%	29.8%	30.9%	30.2%
Operating expenses:
Sales and marketing	11,072	11,600	23,057	21,781
General and administrative	10,144	11,669	19,105	20,052
Other	178	291	216	452

Total operating expenses	21,394	23,560	42,378	42,285
Income from operations	5,971	2,915	8,134	6,587
Other (income) expense, net	1,277	3,180	1,631	3,668
Interest expense, net	942	1,484	1,792	3,840

Income (loss) before income taxes	3,752	(1,749)	4,711	(921)
Income tax provision (benefit)	1,355	(702)	1,724	(379)

Net income (loss)	$2,397	$(1,047)	$2,987	$(542)

Earnings (loss) per share—basic	$0.19	$(0.09)	$0.24	$(0.04)
Earnings (loss) per share—diluted	$0.19	$(0.09)	$0.24	$(0.04)
Weighted average common shares—basic	12,378	12,145	12,373	12,116
Weighted average common shares—diluted	12,507	12,145	12,508	12,116

Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	6/30/2012	6/30/2011	12/31/2011
Cash	$40,461	$34,151	$49,888
Receivables, net	47,392	47,451	42,322
Inventories, net	137,210	150,999	132,401
Other current assets	24,900	25,634	24,010

Total current assets	249,963	258,235	248,621
Property, plant and equipment, net	88,743	87,385	86,997
Other assets	71,854	71,825	73,756

Total assets	$410,560	$417,445	$409,374

Debt	$626	$1,241	$650
Other current liabilities	47,159	45,148	49,325

Total current liabilities	47,785	46,389	49,975
Long-term debt	70,899	79,335	67,367
Other liabilities	56,821	53,319	59,439
Stockholders' equity	235,055	238,402	232,593

Total liabilities and stockholders' equity	$410,560	$417,445	$409,374

 STEINWAY MUSICAL INSTRUMENTS, INC.
Reconciliation of GAAP Earnings to Adjusted Earnings
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended 6/30/12
	GAAP	Adjustments		Adjusted
Band sales	$35,340	$—		$35,340
Piano sales	50,364	—		50,364

Total sales	85,704	—		85,704
Band gross profit	9,130	—		9,130
Piano gross profit	18,235	—		18,235

Total gross profit	27,365	—		27,365
Band GM %	25.8%			25.8%
Piano GM %	36.2%			36.2%
Total GM %	31.9%			31.9%
Operating expenses	21,394	(166	)(1)	21,228

Income from operations	5,971	166		6,137
Other (income) expense, net	1,277	—		1,277
Interest expense, net	942	—		942

Income before income taxes	3,752	166		3,918
Income tax provision	1,355	62	(2)	1,417

Net income	$2,397	$104		$2,501

Earnings per share—basic	$0.19			$0.20
Earnings per share—diluted	$0.19			$0.20
Weighted average common shares—basic	12,378			12,378
Weighted average common shares—diluted	12,507			12,507

	Three Months Ended 6/30/11
	GAAP	Adjustments		Adjusted
Band sales	$34,770	$—		$34,770
Piano sales	54,171	—		54,171

Total sales	88,941	—		88,941
Band gross profit	7,930	73	(3)	8,003
Piano gross profit	18,545	164	(3)	18,709

Total gross profit	26,475	237		26,712
Band GM %	22.8%			23.0%
Piano GM %	34.2%			34.5%
Total GM %	29.8%			30.0%
Operating expenses	23,560	(2,693	)(4)	20,867

Income from operations	2,915	2,930		5,845
Other (income) expense, net	3,180	(2,422	)(5)	758
Interest expense, net	1,484	—		1,484

(Loss) income before income taxes	(1,749)	5,352		3,603
Income tax (benefit) provision	(702)	2,237	(2)	1,535

Net (loss) income	$(1,047)	$3,115		$2,068

(Loss) earnings per share—basic	$(0.09)			$0.17
(Loss) earnings per share—diluted	$(0.09)			$0.17
Weighted average common shares—basic	12,145			12,145
Weighted average common shares—diluted	12,145			12,335

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings
(1)    Reflects asset impairment charges related to a closed plant.
(2)    Reflects the tax effect of Adjustments.
(3)    Reflects accelerated stock-based compensation costs associated with the Class A common stock sale.
(4)    Reflects $219 of asset impairment charges related to a closed plant and $2,474 accelerated stock-
         based compensation costs associated with the Class A common stock sale.
(5)    Reflects a net loss on early extinguishment of debt.

 STEINWAY MUSICAL INSTRUMENTS, INC.
Reconciliation of GAAP Earnings to Adjusted Earnings
(In Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended 6/30/12
	GAAP	Adjustments		Adjusted
Band sales	$69,150	$—		$69,150
Piano sales	94,507	—		94,507

Total sales	163,657	—		163,657
Band gross profit	17,086	—		17,086
Piano gross profit	33,426	—		33,426

Total gross profit	50,512	—		50,512
Band GM %	24.7%			24.7%
Piano GM %	35.4%			35.4%
Total GM %	30.9%			30.9%
Operating expenses	42,378	(166	)(1)	42,212

Income from operations	8,134	166		8,300
Other (income) expense, net	1,631	—		1,631
Interest expense, net	1,792	—		1,792

Income before income taxes	4,711	166		4,877
Income tax provision	1,724	62	(2)	1,786

Net income	$2,987	$104		$3,091

Earnings per share—basic	$0.24			$0.25
Earnings per share—diluted	$0.24			$0.25
Weighted average common shares—basic	12,373			12,373
Weighted average common shares—diluted	12,508			12,508

	Six Months Ended 6/30/11
	GAAP	Adjustments		Adjusted
Band sales	$64,112	$—		$64,112
Piano sales	97,760	—		97,760

Total sales	161,872	—		161,872
Band gross profit	15,098	490	(3)	15,588
Piano gross profit	33,774	164	(4)	33,938

Total gross profit	48,872	654		49,526
Band GM %	23.5%			24.3%
Piano GM %	34.5%			34.7%
Total GM %	30.2%			30.6%
Operating expenses	42,285	(2,693	)(5)	39,592

Income from operations	6,587	3,347		9,934
Other (income) expense, net	3,668	(2,422	)(6)	1,246
Interest expense, net	3,840	—		3,840

(Loss) income before income taxes	(921)	5,769		4,848
Income tax (benefit) provision	(379)	2,411	(2)	2,032

Net (loss) income	$(542)	$3,358		$2,816

(Loss) earnings per share—basic	$(0.04)			$0.23
(Loss) earnings per share—diluted	$(0.04)			$0.23
Weighted average common shares—basic	12,116			12,116
Weighted average common shares—diluted	12,116			12,271

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings
(1)    Reflects asset impairment charges related to a closed plant.
(2)    Reflects the tax effect of Adjustments.
(3)    Reflects $73 accelerated stock-based compensation costs associated with the Class A common stock sale and
         $417 employee severance costs associated with a plant closure.
(4)    Reflects accelerated stock-based compensation costs associated with the Class A common stock sale.
(5)    Reflects $219 of asset impairment charges related to a closed plant and $2,474 associated with accelerated stock-based compensation costs associated with the Class A common stock sale.
(6)    Reflects a net loss on early extinguishment of debt.

 STEINWAY MUSICAL INSTRUMENTS, INC.
(In Thousands)
(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Cash flows from operating activities	$(1,932)	$2,312	$(9,652)	$(8,017)
Changes in operating assets and liabilities	7,089	4,649	18,188	17,897
Stock-based compensation expense (excluding acceleration)	(100)	(284)	(211)	(690)
Income taxes, net of deferreds	1,390	(230)	1,835	208
Net interest expense	942	1,484	1,792	3,840
(Provision for) recovery of doubtful accounts	(227)	(177)	(915)	80
Other	(99)	(495)	98	(677)
Non-recurring, infrequent or unusual cash charges	—	—	—	417

Adjusted EBITDA	$7,063	$7,259	$11,135	$13,058

Reconciliation from Net Income (Loss) to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net income (loss)	$2,397	$(1,047)	$2,987	$(542)
Income tax provision (benefit)	1,355	(702)	1,724	(379)
Net interest expense	942	1,484	1,792	3,840
Depreciation	1,942	1,905	3,943	3,793
Amortization	261	267	523	577
Non-recurring, infrequent or unusual items	166	5,352	166	5,769

Adjusted EBITDA	$7,063	$7,259	$11,135	$13,058

QuickLinks

  EXHIBIT 99.1
Steinway Reports Q2 Results Operating Income Doubles
STEINWAY MUSICAL INSTRUMENTS, INC. Condensed Consolidated Statements of Operations (In Thousands, Except Per Share Data) (Unaudited)
Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)
STEINWAY MUSICAL INSTRUMENTS, INC. Reconciliation of GAAP Earnings to Adjusted Earnings (In Thousands, Except Per Share Data) (Unaudited)
STEINWAY MUSICAL INSTRUMENTS, INC. Reconciliation of GAAP Earnings to Adjusted Earnings (In Thousands, Except Per Share Data) (Unaudited)
STEINWAY MUSICAL INSTRUMENTS, INC. (In Thousands) (Unaudited)